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                       CONFIDENTIAL DISCLOSURE AGREEMENT


RECIPIENT:___________________________________________________

EFFECTIVE DATE:______________________________________________


This Confidential Disclosure Agreement (the AAgreement") is entered into between Recipient and Protalex, Inc. ("Discloser"), and is made with respect to the following recitals and agreements:

     A. Recipient desires to examine engineering and technical data and information, knowhow, patentable and unpatentable inventions, and trade secrets and confidential information (the "Confidential Information") relating to the business of Discloser in order to further a potential or existing business relationship with Discloser.

     B. Discloser is willing to disclose to Recipient the Confidential Information on the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of Discloser disclosing the Confidential Information to Recipient, Recipient agrees as follows:

I . Recipient agrees that disclosure by Discloser of the Confidential Information is made in confidence and that:

     a. Recipient will make all reasonable efforts to maintain the Confidential Information as confidential and secret. Recipient agrees to use the same degree of care to avoid unauthorized disclosure, use, or publication of the Confidential Information as it employs with respect to its own confidential information.

     b. Recipient may disclose the Confidential Information to its own employees or agents to whom disclosure is reasonably necessary to further Recipient's business relationship with Discloser. Recipient agrees that it will take appropriate action (by instructions, agreement, or otherwise) with such employees and agents in order to satisfy Recipient's obligations under this Agreement with respect to use, copying, protection and security of the Confidential Information.

     c. Recipient will not disclose the Confidential information to any entity outside of Recipient without the prior written consent of Discloser, and without first obtaining from each such entity a confidentiality agreement approved by Discloser.

     d. Recipient agrees to use the Confidential Information only in furtherance of its business relationship with Discloser.

     e. Recipient will not otherwise use or dispose of the Confidential Information except with the prior written consent of Discloser. Discloser's consent may be withheld for any reason or no reason, and may be granted upon such terms as Discloser may establish from time to time.

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     f.   Upon the termination of the business relationship between Recipient and Discloser, or at Discloser's request, Recipient shall return to Discloser all materials (including copies) comprising or including the Confidential Information and given to or in possession or control of Recipient.

     g. The Confidential Information is provided to the Recipient on an "AS IS" basis and Discloser makes no warranties, express or implied, regarding the accuracy, use, or functionality of the Confidential Information. The warranties of merchantability and fitness for particular purpose or use are expressly disclaimed.

2. This Agreement is binding upon Recipient and on Recipient's directors, employees, and agents for 2 years from the date of its signing by Recipient. However, the obligations assumed by Recipient under this Agreement shall not extend to any portion of the Confidential Information which (a) is already known to Recipient as shown by pre-existing documentation: (b) is or becomes publicly known through no wrongful act of Recipient; (c) is disclosed to Recipient by a third person not in violation of any obligation of nondisclosure owed to Discloser- (d) is approved for release by written authorization of Discloser; or (e) is developed independently by Recipient.

3. Recipient and Discloser agree that the validity, construction, and performance of this Agreement is governed by the laws of New Mexico, and that suit may be brought only in New Mexico to enforce the terms of this Agreement.


AGREED:


(Recipient)


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By:                                     Protalex, Inc., Managing Member


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